TOUCHSTONE FUNDS GROUP TRUST
TOUCHSTONE STRATEGIC TRUST

AMENDED AND RESTATED RULE 18F-3
MULTIPLE CLASS PLAN

Touchstone Funds Group Trust and Touchstone Strategic Trust (the “Trusts”), registered investment companies that currently consist of a number of separately managed series, have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of units of beneficial interest (“Shares”) in each series as set forth on Schedule A hereto (each a “Fund” and together the “Funds”) to persons who may from time to time beneficially own Shares (“Shareholders”). The Board of Trustees of the Trusts (the “Trustees”) may add Funds to and/or delete Funds from Schedule A, or discontinue the offering of classes of Shares of the Funds, from time to time.

A.	Attributes of Share Classes
1.    The rights of each class of Shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Trustees and attached hereto as an Exhibit.
2.    With respect to each class of Shares created hereunder, each Share of a Fund will represent an equal pro rata interest in the Fund’s assets and liabilities, including income, realized gains and losses, and unrealized appreciation and depreciation, and will have identical terms, conditions, rights, and obligations, except (i) as set forth in the Certificate relating to such class; (ii) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (iii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in a Fund’s current prospectus, as supplemented (“Prospectus”); and (iv) Shareholders of each class will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to such class (such as a 12b-1 Plan, defined below), and will have separate voting rights on any matter submitted to Shareholders in which the interests of that class differ from the interests of any other class.

B.	Expense Allocations
With respect to each Fund, the expenses of each class shall be allocated as follows: (i) each class will bear the expenses of the Fund’s operations which are directly attributable to such class, incurred in a different amount by that class, or to the extent that the class receives services of a different kind or to a different degree than other classes (“Class Expenses”), provided that Class Expenses shall not include advisory fees or other expenses related to the management of the Fund’s assets or custodial fees; (ii) each class will separately bear any distribution fees that are payable in connection with a distribution plan regarding that class adopted pursuant to Rule 12b-1 under the 1940 Act (a “12b-1 Plan”), and separately bear any other service fees that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the 12b-1 Plan; and (iii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class.
Non-class specific expenses of a Fund shall be allocated on the basis of the relative net assets of the classes thereof.

C.	Amendment of Plan; Periodic Review
This Plan must be amended to properly describe (through additional Exhibits hereto) each new class of Shares upon its approval by the Trustees.
The Trustees, including a majority of the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act, must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.
* * * * *

As Amended: May [•], 2018

AMENDED SCHEDULE A
to the
AMENDED AND RESTATED RULE 18F-3
MULTIPLE CLASS PLAN
Dated [ ], 2018

The Trusts’ Funds and Classes that are currently offered are listed below:

Trust	Funds	Class A	Class C	Class Y	Class Z	Institutional Class	Class S
Touchstone Funds Group Trust	Touchstone Active Bond Fund	x	x	x		x
	Touchstone Arbitrage Fund	x	x	x		x
	Touchstone Emerging Markets Small Cap Fund	x	x	x		x
	Touchstone High Yield Fund	x	x	x		x
	Touchstone Merger Arbitrage Fund	x	x	x		x
	Touchstone Mid Cap Fund	x	x	x	x	x
	Touchstone Mid Cap Value Fund	x	x	x		x
	Touchstone Premium Yield Equity Fund	x	x	x
	Touchstone Sands Capital Select Growth Fund	x	x	x	x
	Touchstone Small Cap Fund	x	x	x		x
	Touchstone Small Cap Value Fund	x	x	x		x
	Touchstone TOBAM International Core Equity Fund			x		x
	Touchstone TOBAM US Core Equity Fund			x		x
	Touchstone Total Return Bond Fund	x	x	x		x
	Touchstone Ultra Short Duration Fixed Income Fund	x	x	x	x	x	x

Trust	Funds	Class A	Class C	Class Y	Institutional	Class R6
Touchstone Strategic Trust	Touchstone Dynamic Equity Fund	x	x	x	x
	Touchstone Dynamic Diversified Income Fund	x	x	x
	Touchstone Controlled Growth with Income Fund	x	x	x
	Touchstone Dynamic Global Allocation Fund	x	x	x
	Touchstone Value Fund	x	x	x	x
	Touchstone Focused Fund	x	x	x	x
	Touchstone International Small Cap Fund	x	x	x	x
	Touchstone Growth Opportunities Fund	x	x	x	x
	Touchstone Sustainability and Impact Equity Fund	x	x	x	x
	Touchstone Mid Cap Growth Fund	x	x	x	x
	Touchstone International Value Fund	x	x	x	x
	Touchstone Flexible Income Fund	x	x	x	x
	Touchstone Sands Capital Emerging Markets Growth Fund			x	x
	Touchstone Large Cap Fund	x	x	x	x
	Touchstone Credit Opportunities Fund	x	x	x	x
	Touchstone Large Cap Growth Fund	x	x	x	x
	Touchstone International Growth Opportunities Fund	x	x	x	x
	Touchstone Ohio Tax-Free Bond Fund	x	x	x	x
	Touchstone Balanced Fund	x	x	x
	Touchstone International Equity Fund	x	x	x	x
	Touchstone Large Cap Focused Fund	x	x	x	x
	Touchstone Small Company Fund	x	x	x	x	x
[Signature page follows]

This Amended Schedule A to the Amended and Restated Rule 18f-3 Multiple Class Plan is executed as of the date first set forth above.

TOUCHSTONE FUNDS GROUP TRUST and TOUCHSTONE STRATEGIC TRUST, each by itself and on behalf of the series listed in this Schedule A

By:

Name:	Terrie A. Wiedenheft
Title:	Treasurer and Controller

EXHIBIT A

CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.	Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Class A Shares are offered at the then-current net asset value plus a front-end sales charge, if any. The front-end sales charge shall be in such amount as is disclosed in a Fund’s current Prospectus and shall be subject to such reductions for larger purchasers and such waivers or reductions as are disclosed in a Fund’s current Prospectus or Prospectus supplement. Class A shares are subject to annual distribution and service fees as set forth in a Fund’s then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act and current Prospectus.

2.	Eligibility of Purchasers

Class A Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus.

3.	Exchange Privileges

Class A Shares are subject to the exchange privileges as set forth in a Fund’s current Prospectus.

4.	Voting Rights

Each Class A shareholder will have one vote for each full Share held and a fractional vote for each fractional Share held. Class A Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class A (such as a distribution plan), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of the Class A Shareholders differ from the interests of holders of any other class.

5.	Conversion Rights

Class A Shares do not have a conversion feature.

6.	Redemption Fee

Class A Shares may be subject to a redemption fee as disclosed in a Fund’s current Prospectus.
EXHIBIT B

CERTIFICATE OF CLASS DESIGNATION

Class C Shares

1.	Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Class C Shares are offered at the then-current net asset value without a front-end sales charge, but are subject to a contingent deferred sales charge (“CDSC”) in such amount as is disclosed in a Fund’s current Prospectus, which may waived or reduced as disclosed in a Fund’s current Prospectus or statement of additional information. Class C Shares are also subject to annual distribution and service fees as set forth in a Fund’s then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act and current Prospectus.

2.	Eligibility of Purchasers

Class C Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus.

3.	Exchange Privileges

Class C Shares are subject to the exchange privileges as set forth in a Fund’s current Prospectus.

4.	Voting Rights

Each Class C shareholder will have one vote for each full Share held and a fractional vote for each fractional Share held. Class C Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class C (such as a distribution plan), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of the Class C Shareholders differ from the interests of holders of any other class.

5.	Conversion Rights

Class C Shares do not have a conversion feature.

6.	Redemption Fee

Class C Shares may be subject to a redemption fee as disclosed in a Fund’s current Prospectus.
EXHIBIT C

CERTIFICATE OF CLASS DESIGNATION

Class Y Shares

1.	Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Class Y Shares are offered at the then-current net asset value without a sales charge and are not subject to Rule 12b-1 or shareholder servicing fees.

2.	Eligibility of Purchasers

Class Y Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus.

3.	Exchange Privileges

Class Y Shares are subject to the exchange privileges as set forth in a Fund’s current Prospectus.

4.	Voting Rights

Each Class Y shareholder will have one vote for each full Class Y Share held and a fractional vote for each fractional Share held. Class Y Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class Y (such as a distribution plan relating to Class Y), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of Class Y Shareholders differ from the interests of holders of any other class.

5.	Conversion Rights

Class Y Shares do not have a conversion feature.

6.	Redemption Fee

Class Y Shares may be subject to a redemption fee as disclosed in a Fund’s current Prospectus.
EXHIBIT D

CERTIFICATE OF CLASS DESIGNATION

Class Z Shares

1.	Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Class Z Shares are offered at the then-current net asset value without a sales charge, but are subject to shareholder servicing fees as set forth in a Fund’s then-effective Shareholder Services Plan (the “Plan”) and current Prospectus.

2.	Eligibility of Purchasers

Class Z Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus. Effective November 18, 2006, Class Z Shares will be closed to new fund direct investors; however, Class Z shareholders with accounts existing on or before November 17, 2006 are permitted to continue to invest in Class Z Shares.

3.	Exchange Privileges

Class Z Shares may be exchanged for Class A Shares of any other Fund of the Trust, without the assessment of the applicable Class A Share front-end sales charge, in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors. For Class Z Shareholders with accounts existing on or before November 17, 2006, Class Z Shares may be exchanged for Class Z Shares of any other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each Class Z shareholder will have one vote for each full Class Z Share held and a fractional vote for each fractional Share held. Class Z Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class Z (such as a distribution plan relating to Class Z), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of Class Z Shareholders differ from the interests of holders of any other class.

5.	Conversion Rights

Class Z Shares do not have a conversion feature.

6.	Redemption Fee

Class Z Shares may be subject to a redemption fee as disclosed in a Fund’s current Prospectus.

EXHIBIT E

CERTIFICATE OF CLASS DESIGNATION

Institutional Shares

1.    Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Institutional Shares are offered at the then-current net asset value without a sales charge and are not subject to Rule 12b-1 or shareholder servicing fees.

2.Eligibility of Purchasers

Institutional Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus.

3.	Exchange Privileges

Institutional Shares are subject to the exchange privileges as set forth in a Fund’s current Prospectus.

4.	Voting Rights

Each Institutional shareholder will have one vote for each full Institutional Share held and a fractional vote for each fractional Share held. Institutional Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Institutional Shares (such as a distribution plan relating to Institutional Shares), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of Institutional Shareholders differ from the interests of holders of any other class.

5.	Conversion Rights

Institutional Shares do not have a conversion feature.

6.	Redemption Fee

Institutional Shares may be subject to a redemption fee as disclosed in a Fund’s current Prospectus.
EXHIBIT F

CERTIFICATE OF CLASS DESIGNATION

Class S Shares

1.    Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Class S Shares are offered are offered at the then-current net asset value without a sales charge, but are subject to annual distribution and service fees as set forth in each Fund’s then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act and current Prospectus.

2.	Eligibility of Purchasers

Class S Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus.

3.	Exchange Privileges

Class S Shares are subject to the exchange privileges as set forth in a Fund’s current Prospectus.

4.	Voting Rights

Each Class S shareholder will have one vote for each Class S Share held and a fractional vote for each fractional Share held. Class S Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class S Shares (such as a distribution plan relating to Class S Shares), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of Class S Shareholders differ from the interests of holders of any other class.

5.	Conversion Rights

Class S Shares do not have a conversion feature.

6.	Redemption Fee

Class S Shares may be subject to a redemption fee as disclosed in the Fund’s Prospectus.

EXHIBIT G

CERTIFICATE OF CLASS DESIGNATION

Class R6 Shares

1.    Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Class R6 Shares are offered at the then-current net asset value without a sales charge and are not subject to Rule 12b-1 or shareholder servicing fees.

7.	Eligibility of Purchasers

Class R6 Shares of a Fund are subject to the minimum and subsequent purchase amount and Shareholder eligibility requirements as set forth in the Fund’s Prospectus.

8.	Exchange Privileges

Class R6 Shares of a Fund may only be exchanged for shares of another investment company as provided for in the Fund’s Prospectus.

9.	Conversion Rights

Class R6 Shares do not have a conversion feature.

10.	Redemption Fee

Class R6 Shares of a Fund may be subject to a redemption fee as disclosed in the Fund’s Prospectus.

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